UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 15, 2008

FORGEHOUSE, INC.
(Exact name of registrant as specified in Charter)

Nevada	333-124304	20-1904354
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

1575 Northside Drive NW, Building 300, Suite 375
Atlanta, Georgia, 30318
(Address of Principal Executive Offices)

(770) 923-7765
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Share Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Share Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Share Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jorge Vargas has been appointed as the Company’s Chief Financial Officer, effective February 15, 2008. Before joining the Company and since 1999, Mr. Vargas worked for American Express Company. From 2006 to 2008, he was the Director of Finance for their Global Network Services division, where he was in charge of investment optimization, long-range planning, forecasting, budgeting, and financial and management reporting processes. From 2003 to 2006, Mr. Vargas was a Finance Manager in the same division. In that position, in addition to his leadership roles, he worked with business development leaders to conduct pricing analysis for new bank partnerships. Prior to that, from 1999 to 2003, Mr. Vargas was a Finance Manager in the International Credit Card Services division.

There are no family relationships among our directors or among our executive officers.

ITEM 8.01 Other Events.

We issued a press release on March 24, 2008, in which we announced the appointment of Mr. Vargas as our Chief Financial Officer.

ITEM 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Document

99.1	Press Release dated March 24, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FORGEHOUSE, INC.

Date: March 24, 2008	By:	/s/ John Britchford-Steel
John Britchford-Steel
Chief Executive Officer

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